Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-260008) of IonQ, Inc.;
(2)
Registration Statement (Form S-3 No. 333- 275444) of IonQ, Inc.;
(3)
Registration Statement (Form S-8 No. 333-261737) of IonQ, Inc. pertaining to the IonQ, Inc. 2021 Equity Incentive Plan, the IonQ, Inc. 2021 Employee Stock Purchase Plan and the IonQ, Inc. 2015 Equity Incentive Plan;
(4)
Registration Statement (Form S-8 No. 333-266889) of IonQ, Inc. pertaining to the IonQ, Inc. 2021 Equity Incentive Plan;
(5)
Registration Statement (Form S-8 No. 333-270999) of IonQ, Inc. pertaining to the IonQ, Inc. 2021 Equity Incentive Plan; and
(6)
Registration Statement (Form S-8 No. 333-277491) of IonQ, Inc. pertaining to the IonQ, Inc. 2021 Equity Incentive Plan;

of our reports dated February 26, 2025, with respect to the consolidated financial statements of IonQ, Inc., and the effectiveness of internal control over financial reporting of IonQ, Inc., included in this Annual Report (Form 10-K) of IonQ, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Tysons, Virginia

February 26, 2025